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                                                                    Exhibit 10.1
                            MEMORANDUM OF AGREEMENT


     This Memorandum of Agreement ("AGREEMENT") is made as of the 27th day of January, 1997, by and between Santa Anita Realty Enterprises, Inc., a Delaware corporation ("SANTA ANITA"), and TrizecHahn Centers, Inc. (formerly known as Ernest W. Hahn, Inc.), a California corporation ("HAHN"), with respect to the following facts:


                                    RECITALS

     A. Santa Anita is the owner of a fifty percent (50%) interest (the "INTEREST") in H-T Associates, a Maryland general partnership (the "PARTNERSHIP"), of which, pursuant to the Amended and Restated Partnership Agreement of H-T Associates, a Maryland general partnership, dated as of July 28, 1987 (the "PARTNERSHIP AGREEMENT"), the managing general and only other partner is Hahn.

     B. The Partnership owns a sixty-five percent (65%) managing partner's interest (the "65% INTEREST") in Towson Town Center Associates, a Maryland general partnership ("TTCA"), the only other partner in which, holding a thirty-five percent (35%) partner's interest, is DeChiaro Associates, a Maryland general partnership formerly known as Rachuba Associates ("DECHIARO"), pursuant to the Restated Agreement of General Partnership of Towson Town Center Associates, dated as of July 28, 1987, as modified by a letter agreement dated March 26, 1991, and a Settlement Agreement dated as of November 14, 1996, and as amended by that certain First Amendment to Restated Agreement of General Partnership of Towson Town Center Associates dated as of November 14, 1996 (as so modified and amended, "TTCA PARTNERSHIP AGREEMENT").

     C. TTCA is the owner and operator of a regional mall located in the City of Towson, County of Baltimore, State of Maryland and commonly known as Towson Town Center (the "PROJECT").

     D. Hahn currently acts as the property manager for the Project and is responsible for all of TTCA's management, leasing and construction activities in connection with the Project.

     E. Hahn and Santa Anita are also partners in Joppa Associates, a Maryland general partnership ("JOPPA"), which is the owner of property adjacent to the Project, and consisting of a currently vacant retail building (the "JOPPA PROPERTY").

     F. The Project is subject to a loan in favor of The Bank of Tokyo-Mitsubishi, Limited, formerly known as The Mitsubishi Bank, Limited ("BANK") in the original amount of $170,000,000, and with a current principal balance of approximately $164,641,000 (the "BANK LOAN"), secured inter alia by an Indemnity
                                                      ----- ----
Deed of Trust (the "DEED OF TRUST"), a limited repayment guaranty, as amended, by DeChiaro (the "DECHIARO LIMITED REPAYMENT

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GUARANTY"), repayment guarantees, as amended, by Hahn (the "HAHN REPAYMENT
GUARANTY") and Santa Anita (the "SANTA ANITA REPAYMENT GUARANTY") and other loan documents (collectively, with the foregoing guarantees, the "BANK LOAN DOCUMENTS"). Pursuant to First Amendment to Repayment Guaranty dated as of August 10, 1993, "Guaranteed Debt" under the Santa Anita Repayment Guaranty is currently in the amount of $66,135,000 principal, plus other amounts due as specified therein. Pursuant to the Loan Documents, Bank's consent to Santa Anita's sale of the Interest to Hahn is not required, and Bank shall release Santa Anita from the Santa Anita Repayment Guaranty if (i) Hahn provides an equivalent guaranty to Bank, and (ii) Hahn's creditworthiness is acceptable to Bank.

     G. For purposes of this Agreement, and except as set forth in Paragraph 28 of this Agreement, the Interest shall be deemed to include all of Santa Anita's right, title and interest of every kind and nature in, to and with respect to, and any and all claims of Santa Anita against, and all of Santa Anita's obligations, duties and liabilities with respect to, the Partnership, TTCA and the Project, including without limitation, claims for money borrowed, and amounts shown on the books and records of the Partnership under "Advances from Partners" as having been advanced by Santa Anita.

     H. Pursuant to a Memorandum of Agreement dated as of December 6, 1996, between Santa Anita and The Macerich Partnership, L.P. ("MACERICH"), a copy of which was delivered to Hahn, Macerich offered acquired to acquire the Interest on the terms and conditions specified therein. Pursuant to Section 10.2 of the Partnership Agreement, Hahn has exercised its right of first refusal to acquire the Interest, and Santa Anita and Hahn are entering into this Agreement to set forth their agreement regarding the purchase and sale of the Interest.

     NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Santa Anita and Hahn hereby agree as follows:

                                   AGREEMENT

          1.   PURCHASE AND SALE. On the "Closing Date," as defined below, for
               -----------------
the "Purchase Price," as defined below, and on the other terms and conditions set forth below, Santa Anita hereby agrees to sell, and Hahn hereby agrees to purchase, the Interest.

          2.   PURCHASE PRICE.
               --------------

          2.1 Recognizing that the Interest reflects an indirect beneficial ownership of 32.5% ("SANTA ANITA'S SHARE") of TTCA's assets and liabilities, and of 50% ("SANTA ANITA'S PARTNERSHIP SHARE") of the Partnership's assets and liabilities not included in TTCA's assets and liabilities, and direct ownership of 100% of the obligations of TTCA and

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the Partnership to Santa Anita, the parties have agreed that the purchase price for the Interest ("PURCHASE PRICE") shall be calculated as follows:

               (a) $5,000,000 (the "BASE PRICE"); increased or decreased by the following adjustments ("ADJUSTMENTS"), calculated based on the Partnership's and TTCA's assets and liabilities as of the Closing Date;

               (b) The Base Price shall be increased by the following
     Adjustments:

                    (i) Santa Anita's Share (32.5%) of any decrease in the principal amount of the Bank Loan below $164,641,000;

                    (ii) Santa Anita's Share (32.5%) of the amount by which TTCA's "Adjusted Working Capital" (defined below) exceeds $3,227,000; and

                    (iii) Santa Anita's Partnership Share (50.0%) of the Partnership's positive Adjusted Working Capital (to the extent not included in the calculation of TTCA's Adjusted Working Capital) in excess of $227,000.

               (c) The Base Price shall be decreased by the following
     Adjustments:

                    (i) Santa Anita's Share (32.5%) of the amount by which Adjusted Working Capital of TTCA is less than $3,227,000;

                    (ii) Santa Anita's Partnership Share (50%) of any negative Adjusted Working Capital of the Partnership (to the extent not included in the calculation of TTCA's Adjusted Working Capital) below $227,000; and

                    (iii) Santa Anita's Share (32.5%) of any increase in the principal amount of the Bank Loan above $164,641,000.

               (d) Attached hereto as Attachment A is a worksheet showing the calculation of the Purchase Price under this Paragraph 2.1, assuming a Closing Date of June 30, 1996, which is included only as an example to confirm the parties' understanding of the method of calculating the Purchase Price, and does not represent any agreement by the parties as to the accuracy of the amounts used in the worksheet.

          2.2 For purposes of this Agreement, "Adjusted Working Capital" means the following assets less the following liabilities, calculated as of the Closing Date:

               (a) Assets shall include the following:

                   (i)   Cash; plus

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                    (ii)  Billed accounts receivable net of customary and
          appropriate allowances for doubtful accounts and costs of collection ("ALLOWANCES"); plus

                    (iii) Accrued but unbilled accounts receivable, net of Allowances and excluding any deferred rents receivable; plus

                    (iv)  Notes receivable net of Allowances; plus

                    (v) Prepaid expenses, excluding capitalized leasing costs, capitalized legal costs, capitalized leasing commissions, other deferred assets, and other assets.

               (b) Liabilities shall include the following:

                    (i) Accrued but unpaid interest, loan fees, and swap interest payable;

                    (ii) Accounts payable to Hahn, excluding Hahn's capital account;

                    (iii) Accounts payable to tenants, including tenant deposits of every kind and nature, except for security deposits in the form of letters of credit, promissory notes or separate deposit accounts to the extent the same are not cash obligations of TTCA and are not reflected as assets on TTCA's books and records;

                    (iv) Accounts payable to others, excluding DeChiaro's capital account;

                    (v) Other accrued liabilities, including unexpended but committed tenant improvement allowances, unused rent concessions or abatements and other commitments; and

                    (vi) The amount of any commitment, formal or informal, to which the assets are subject, and which commitment does not relate directly to operations of the Project. Without limitation of the foregoing, any funds intended for the benefit of Joppa or the Joppa Property shall be deemed not to relate directly to the operations of the Project.

          2.3 In calculating assets and liabilities, the accrual method shall be utilized, including, without limitation, accruals for base rent, percentage rent, CAM recoveries, tenant loan payments (but, consistent with Paragraph 2.2(a)(v) above, there shall not be any accrual asset for "straight lining" of rents), real and personal property taxes and assessments, insurance, business license taxes, security deposits, unused rental concessions, unpaid obligations to tenants for improvement allowances, reimbursements or otherwise, and unpaid brokerage or leasing fees and the like, effectively prorated as of the Closing Date in substantially the same manner as if Santa Anita owned the Project and were selling it to Hahn pursuant to a real estate purchase agreement subject to customary prorations.

          2.4 Approximately five (5) days prior to Closing, the parties will, to the best of their ability, calculate the Adjustments and the Purchase Price, utilizing the 1995 audited statements for the Partnership, the most recent monthly unaudited statement for the Partnership, and such additional available information as may be appropriate. The Purchase Price will be estimated initially, based on a Pre-Closing Balance Sheet prepared in accordance with such calculations and initialled by the parties, subject to further adjustment based upon the Audited Closing Date Balance Sheet described below.

          3.   AUDITED CLOSING DATE BALANCE SHEET.
               ----------------------------------

          3.1 Hahn will cause the Partnership's outside independent certified public accountants to prepare and issue a report ("ACCOUNTANT'S REPORT") within ninety (90) days following the Closing, certifying an "Audited Closing Date Balance Sheet." The cost of such certification will be borne 50% by Santa Anita and 50% by Hahn, and each party agrees to pay its share within fifteen (15) days of invoice therefor.

          3.2 The Purchase Price will be adjusted positively or negatively on a retroactive basis to reflect the amount, if any, by which the Purchase Price calculated as per the Audited Closing Date Balance Sheet is greater or less than the Purchase Price estimated pursuant to the Pre-Closing Balance Sheet initialled by the parties. If the Audited Closing Date Balance Sheet shows a decrease in the Purchase Price, then Santa Anita shall pay to Hahn the amount thereof (the "SANTA ANITA POST-CLOSING PAYMENT") within fifteen (15) days of its receipt of the Accountant's Report. If the change in Purchase Price is an increase, then Hahn shall pay to Santa Anita the amount thereof (the "HAHN POST-CLOSING PAYMENT") within fifteen (15) days of Hahn's receipt of the Accountant's Report.

          4.   EARNEST MONEY DEPOSIT; ESCROW.  Concurrently herewith, Hahn is
               -----------------------------
delivering to First American Title Insurance Company, Los Angeles, California ("ESCROW HOLDER") an earnest money deposit against the Purchase Price in the amount of $500,000, to be placed in an interest-bearing account, interest to accrue for the benefit of Hahn (inclusive of accrued interest, the "DEPOSIT"). At the Closing described below, the Deposit shall be transferred to Santa Anita as a portion of the Purchase Price. In the event Santa Anita shall default in its obligations hereunder, in the event Hahn shall disapprove timely the results of the Due Diligence Review, or in the event the Closing shall not occur by the Closing Date specified in Paragraph 13 below, for any other reason save Hahn's default hereunder, the Deposit shall be returned to Hahn, which shall have no further obligations hereunder save and except as set forth in Paragraph 8 below.

          5.   RELEASE OF SANTA ANITA GUARANTY.  From and after the date hereof,
               -------------------------------
Santa Anita and Hahn will cooperate to obtain (i) the Bank's agreement that upon Hahn's

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acquisition of the Interest and Hahn's assumption of the Santa Anita Repayment
Guaranty, or Hahn's execution of a repayment guaranty on terms that are equivalent to the Santa Anita Repayment Guaranty, Santa Anita will be released from the Santa Anita Repayment Guaranty (the "RELEASE OF SANTA ANITA GUARANTY"), and (ii) the Bank's acknowledgment that (x) upon Santa Anita's transfer of the Interest to Hahn and Hahn's assumption of the Santa Anita Repayment Guaranty (or Hahn's execution of a repayment guaranty on terms that are equivalent to the Santa Anita Repayment Guaranty), the Bank Loan will not be in default and, from and after such date, the representations, warranties and covenants contained in the Santa Anita Repayment Guaranty no longer will be applicable to Santa Anita,
(y) all payments due under the Bank Loan as of the date of such Bank Agreement have been made and that no default interest is due or payable, and (z) the only amounts payable as of the date thereof (which are then not yet due) are the principal balance in the approximate amount of $164,641,000 and accrued interest from the date of the last regular monthly payment (the "BANK AGREEMENT").

          6.   REPRESENTATIONS AND WARRANTIES OF HAHN.  Hahn hereby represents
               --------------------------------------
and warrants for the benefit of Santa Anita, its successors and assigns, all such representations and warranties to be deemed made again at Closing, and to survive any investigation by Santa Anita and the Closing for a period of one (1) year, as follows:

          6.1 Hahn is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power to own and operate its assets and business and duly qualified to conduct business in all jurisdictions in which such qualification is required in order for Hahn properly to carry on its business therein.

          6.2 Hahn's Board of Directors has approved the execution of this Agreement and the consummation of the transactions contemplated hereby, and no consent of any third party is necessary to permit Hahn to perform its obligations hereunder.

          6.3 Hahn is acquiring the Interest for investment, for its own account, and not with a view to any distribution or sale to the public, or in violation of applicable federal or state securities laws.

          6.4 Hahn has not received any priority return or other disproportionate distributions in excess of its pro rata share of any cash flow or other distributions by the Partnership, such that Santa Anita is entitled to any disproportionate share of any future distributions by the Partnership.

          6.5 To the best knowledge of Hahn, the foregoing representations and warranties do not misstate a material fact or omit to state a material fact necessary to make such representations and warranties not misleading.

          6.6  Hahn acknowledges the following:

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               (a) Hahn is the managing partner of the Partnership and the property manager and leasing agent for the Project, and is responsible for day-to-day management, operation and leasing of the Project;

               (b) The representatives of Santa Anita responsible for negotiating the terms of the Partnership Agreement and Santa Anita's involvement in the Partnership and the Project and for overseeing Santa Anita's investment in the Partnership and the Project at the inception of the Partnership and for several years thereafter are no longer employed by Santa Anita and Santa Anita's knowledge regarding the condition, operation and management of the Project is limited thereby.

          6.7  Hahn further acknowledges that:

               (a) Hahn is a sophisticated investor experienced in the acquisition, management, operation and leasing of regional malls similar to the Project;

               (b) Except for Santa Anita's express representations and warranties made in this Agreement and in other written agreements prepared for this transaction, Hahn will be relying upon its status as the managing partner of the Partnership, its management of the Project in its capacity as property manager, and the results of its own due diligence review, and not on any statements, promises or representations of Santa Anita or its representatives;

               (c) Hahn has had, and prior to the Closing, will have had, the opportunity to consult with counsel and consultants of its choosing with respect to the transaction contemplated by this Agreement; and

               (d) Except as expressly set forth in this Agreement or other written agreement prepared for this transaction, Santa Anita's sale of the Interest to Hahn is being made on an "AS IS, WHERE IS" basis.

          6.8 The term "best knowledge of Hahn," as used in this Agreement, refers to knowledge of Wendy Godoy, Chris Schardt and Douglas Hageman, and such individuals are the most knowledgeable executives as to the development, operation, leasing and management of the Partnership, TTCA and the Project.

          7.   REPRESENTATIONS AND WARRANTIES OF SANTA ANITA.  Santa Anita
               ---------------------------------------------
hereby represents and warrants for the benefit of Hahn, its successors and assigns, all such representations and warranties to be deemed made again at Closing, and to survive any investigation by Hahn and the Closing for a period of one (1) year, as follows:

          7.1 Santa Anita is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power to own and operate its assets and business and duly qualified to conduct business in all jurisdictions in which

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such qualification is required in order for Santa Anita properly to carry on its business therein.

          7.2 Santa Anita's Board of Directors has approved the execution of this Agreement and the consummation of the transactions contemplated hereby; except for approval by Santa Anita's lender, Wells Fargo Bank, N.A. ("WELLS FARGO") of the transactions contemplated hereby (the "WELLS FARGO CONSENT"), no consent from any third party is necessary to permit the performance of Santa Anita of its obligations hereunder.

          7.3 Except as disclosed in Schedule 7.3, Santa Anita is not subject to any written claim or pending litigation which would affect its rights and obligations hereunder. Santa Anita is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby.

          7.4 Except as disclosed in Schedule 7.4 and except for litigation that has been brought by the Partnership or the Project against a tenant, and with respect to which there has been no counter-claim or cross-claim brought by the tenant against the Partnership, the Project, TTCA or Santa Anita, to the best of Santa Anita's knowledge, none of the Partnership, TTCA or the Project is subject to any written claim or pending litigation affecting the Partnership, TTCA or the Project.

          7.5 With the exception of that certain letter agreement dated November 1, 1989 by and between Hahn and Santa Anita, the Partnership Agreement has not been amended from the Amended and Restated Partnership Agreement of H-T Associates dated as of July 28, 1987, and is in full force and effect, and Santa Anita is not in default thereunder in any material respect.

          7.6 Except as disclosed in Recital B above, the TTCA Partnership Agreement has not been amended from the Restated Agreement of General Partnership of Towson Town Center Associates dated as of July 28, 1987, and is in full force and effect, and to the best of Santa Anita's knowledge, neither the Partnership nor DeChiaro is in default thereunder, in any material respect.

          7.7 Santa Anita is not in material default of any of its obligations in connection with the Project, TTCA, the Partnership or the Bank Loan Documents, save only and except to the extent of its not maintaining the net worth required by the Santa Anita Repayment Guaranty. The Bank Loan Documents listed in Attachment B have not been amended in any respect, and except as set forth above, are currently in full force and effect without material default thereunder by any party thereto (except that Santa Anita is not making any representation regarding such matters with respect to Hahn). As to parties other than Santa Anita, such representation is given as to Santa Anita's best knowledge.

          7.8 To the best knowledge of Santa Anita, there are not any material inaccuracies in the audited financial statements of H-T Associates and Subsidiary as of

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December 31, 1995, as certified by KPMG Marwick, LLP, and dated February 9,
1996, or in the unaudited statements and rent roll for the Project dated as of June 30, 1996.

          7.9 The Partnership has not received any priority return or other disproportionate distributions in excess of its pro rata share of any cash flow or other distributions by TTCA, such that DeChiaro is entitled to any disproportionate share of any future distributions by TTCA.

          7.10 Santa Anita has not received any priority return or other disproportionate distributions in excess of its pro rata share of any cash flow or other distributions by the Partnership, such that Hahn is entitled to any disproportionate share of any future distributions by the Partnership.

          7.11 All contributions required to be made to the Partnership by Santa Anita as of the date hereof have in fact been made, and Santa Anita is not in any way indebted to the Partnership.

          7.12 To the best knowledge of Santa Anita, (i) all contributions required to be made by the Partnership or DeChiaro to TTCA as of the date hereof have been made, and (ii) neither the Partnership nor DeChiaro has any unsatisfied obligation to TTCA.

          7.13 Except as set forth in Schedule 7.13, and except such "Major Decisions" (as defined in the Partnership Agreement and the TTCA Partnership Agreement) as do not involve obligations of the Partnership, Santa Anita, the Project or TTCA which are executory as of the date hereof, Santa Anita has not approved any "Major Decisions" by the Partnership or TTCA, and to the best knowledge of Santa Anita, no Major Decisions have been taken by the Partnership or TTCA without Santa Anita's approval.

          7.14 To the best knowledge of Santa Anita, all Major Decisions taken by the Partnership or TTCA not involving executory obligations and not listed in
Schedule 7.14, are appropriately reflected in (i) the physical condition of the Project, (ii) the leases currently in effect at the Project and included in TTCA's books and records, or (iii) the financial books and records of TTCA.

          7.15 Except for discussions with Macerich in connection with the agreement described in Recital H, Santa Anita has not had any discussions with any other person or firm concerning sale of the Interest or the Partnership's interest in TTCA, or the Project to such person or firm or to a client or associate of such person or firm.

          7.16 To the best knowledge of Santa Anita, (i) the Project has not been used for, or subject to, the storage or release of any Hazardous Substances (as that term is defined in Attachment C) in violation of applicable law, and
(ii) neither TTCA nor the Partnership or Santa Anita has received any written notice to the contrary.

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          7.17 The Interest is held by Santa Anita free and clear of any and all claims, liens or encumbrances except those imposed by the Partnership Agreement, and represents all right, title and interest of Santa Anita and its affiliates in and to the Partnership, TTCA and the Project.

          7.18 Except as disclosed in the title insurance policy issued to TTCA, the Project is not subject to any secured indebtedness except pursuant to the Deed of Trust.

          7.19 To the best knowledge of Santa Anita, neither TTCA nor the Partnership is subject to any indebtedness except as set forth in the audited financial statements of H-T Associates and Subsidiary dated as of December 31, 1995, and as may have been incurred in the ordinary course of business since that date.

          7.20 Other than this Agreement, no offer is currently pending under
Section 10.2 or Article 11 of the Partnership Agreement, or under Section 11.4 or Article 12 of the TTCA Partnership Agreement.

          7.21 To the best knowledge of Santa Anita, the representations and warranties set forth above do not misstate a material fact or fail to state a material fact necessary to make such representations and warranties not misleading.

          7.22 The term "best knowledge of Santa Anita," as used in this Agreement, refers to knowledge of William C. Baker and Brian L. Fleming. Mr. Baker and Mr. Fleming of Santa Anita are the most knowledgeable executives as to the matters set forth herein requiring the knowledge of Santa Anita.

          8.   DUE DILIGENCE REVIEW.  The parties acknowledge that, as the
               --------------------
managing partner of the Partnership and the property manager of the Project, Hahn is in possession of the documentation concerning current operations of the Project, TTCA and the Partnership. Hahn shall have the following periods to conduct a due diligence review, at Hahn's sole cost and expense, and to satisfy itself in its good faith discretion, as to the following matters (collectively, the "DUE DILIGENCE REVIEW"): (i) until 5:00 p.m. Los Angeles time on March 12, 1997 (other than with respect to the matters described hereinafter in clause
(ii), which shall be subject to the time period set forth in that clause) with respect to the current status of the Partnership, TTCA and the Project, including, without limitation, copies of leases and lease files, property management files, financial statements and back up data, property tax files, tax returns, litigation files, governmental land use files, insurance files, Bank Loan Documents, minutes of Partnership, TTCA and committee meetings, correspondence relating to all of the foregoing, and such other matters customarily subject to review in connection with the acquisition of a regional shopping center mall, the acquisition of partnership interests, and the review of real estate and loan documentation; and (ii) until 5:00 p.m. Los Angeles time on March 27, 1997 with respect to the current physical and environmental condition of the Project and title and survey matters (other than with respect to title or survey documents on which Hahn or one of its affiliates is a signatory). Hahn shall diligently pursue completion of its Due Diligence Review. Promptly after the execution of this

Agreement, Santa Anita shall deliver to Hahn copies of documents (if any) in Santa Anita's possession and relating to the Project, the Partnership or TTCA and not otherwise in the possession of Hahn or its affiliates. The Due Diligence Review shall be subject to the rights of the tenants under leases of space at the Project. Hahn shall indemnify, defend and hold harmless Santa Anita and DeChiaro from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees, to the extent arising out of any actual physical damage to property or injury or death of persons caused by, or from any mechanics or materialmen's liens arising from the acts of, Hahn or its employees, consultants or agents in conducting the Due Diligence Review (which indemnification shall survive the Closing and the termination of this Agreement). If Hahn fails to terminate this Agreement prior to the respective dates set forth above, Hahn shall be deemed to have approved the results of the Due Diligence Review.

          9.   PRE-CLOSING COVENANTS BY SANTA ANITA. Promptly following
               ------------------------------------
execution hereof, Santa Anita will:

          9.1 Notify and furnish Bank with a copy of this Agreement and request the Release of Santa Anita Guaranty and the Bank Agreement.

          9.2 Notify and furnish Wells Fargo with a copy of this Agreement and request the Wells Fargo Consent (and Santa Anita shall diligently pursue obtaining the Wells Fargo Consent).

          9.3 Transmit to DeChiaro and request its execution of an estoppel statement as called for by the TTCA Partnership Agreement in form attached as Attachment D (the "DECHIARO ESTOPPEL STATEMENT").

          9.4 Continue to make available to Hahn any and all documentation concerning the Partnership, TTCA or the Project which is now or which subsequently comes into Santa Anita's possession or control and which Hahn or its affiliates do not already possess.

          9.5 Contact and work with the title insurance company which issued the policy of title insurance currently held by TTCA in order to obtain the "TITLE ENDORSEMENT" (defined below).

          10.  PRE-CLOSING COVENANTS OF HAHN. Promptly following execution
               -----------------------------
hereof, Hahn will cooperate with Santa Anita to obtain the Release of Santa Anita Guaranty and the Bank Agreement (including providing appropriate information requested by Bank in connection therewith).

          11.  SANTA ANITA CONDITIONS PRECEDENT. The obligations of Santa Anita
               --------------------------------
to transfer the Interest to Hahn shall be subject to satisfaction or waiver by Santa Anita of the following conditions precedent (the "SANTA ANITA CONDITIONS PRECEDENT"):

          11.1 Performance by Hahn of its covenants and agreements to be performed prior to the Closing Date.

          11.2 The continued truth and accuracy as of the Closing Date of the representations and warranties of Hahn hereunder.

          11.3 The receipt of the Release of Santa Anita Guaranty and the Bank Agreement.

          11.4  The obtaining of the Wells Fargo Consent.

          11.5 Hahn's approval of the Pre-Closing Balance Sheet (it being understood that such approval shall not supersede or waive the final audit as reflected in the Audited Closing Date Balance Sheet).

          11.6 The absence of litigation against the Partnership, TTCA, Santa Anita or Hahn which seeks to preclude consummation of the transactions contemplated hereby.

          11.7 The execution and delivery to Santa Anita of an opinion of counsel to Hahn in customary form for transactions of the type contemplated hereby.

           12. HAHN CONDITIONS PRECEDENT. Performance by Hahn of its obligations
               -------------------------
to purchase the Interest from Santa Anita shall be subject to satisfaction or waiver by Hahn of the following conditions precedent ("HAHN CONDITIONS PRECEDENT"):

          12.1 Performance by Santa Anita of its covenants and agreements to be performed prior to the Closing Date.

          12.2 The continued truth and accuracy as of the Closing Date of the representations and warranties of Santa Anita hereunder.

          12.3 The receipt of the Bank Agreement.

          12.4 The execution and delivery by DeChiaro of the DeChiaro Estoppel Statement.

          12.5 Delivery by Santa Anita and reasonable approval by Hahn of the Pre-Closing Balance Sheet.

          12.6 Hahn's approval in its good faith discretion (or deemed approval) of the results of the Due Diligence Review on or before the respective dates set forth in Paragraph 8.

          12.7 The issuance to Hahn if commercially available, of the Title Endorsement.

          12.8 The absence of any material adverse change in the business or assets of the Partnership, TTCA, or the Project (with the understanding that documents or agreements executed by Hahn or Hahn's affiliates will not be considered a material adverse change).

          12.9 The absence of litigation against the Partnership, TTCA, Santa Anita or Hahn which seeks to preclude consummation of the transactions contemplated hereby.

          12.10 The execution and delivery to Hahn of an opinion of counsel to Santa Anita in customary form for transactions of the type contemplated hereby.

          13.  CLOSING. The purchase and sale of the Interest (the "CLOSING")
               -------
will take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at the hour of 10:00 a.m. on the tenth (10th) day following Hahn's approval or deemed approval of the Due Diligence Review (the "CLOSING DATE"), or at such other time and place as the parties may agree, and provided, however, that Hahn shall not be obligated to close unless all of the Hahn Conditions Precedent have been met or waived five (5) business days prior to the scheduled Closing Date. Santa Anita and Hahn agree to use their good faith efforts to cause the Closing Date to occur prior to April 9, 1997. If despite the parties' respective good faith efforts, the Closing has not occurred prior to June 30, 1997, then either Santa Anita or Hahn may cancel this Agreement, and Hahn be entitled to receive the return of the Deposit.

          13.1 At the Closing, Santa Anita will deliver to Hahn the following:

               (a)  An assignment of the Interest;

               (b) An assignment of any and all claims of Santa Anita against the Partnership, TTCA and the Project;

               (c) an initialled copy of the Pre-Closing Balance Sheet;

               (d) To the extent not theretofore delivered to Hahn, the documents referenced in Paragraphs 12.3, 12.4, 12.5, 12.7 and 12.10; and

               (e) Such other documents effecting the purposes of this Agreement as counsel for Hahn may reasonably request.

          13.2 At the Closing, Hahn will deliver to Santa Anita:

               (a) The remainder of the Purchase Price by wire transfer of immediately available funds;

               (b) An Assumption of Santa Anita's obligations under the Partnership Agreement, accruing from and after the Closing Date;

               (c) An Assumption of the obligations of Santa Anita under the Santa Anita Repayment Guaranty occurring from and after the Closing Date (or, if requested by Bank, a new repayment guaranty on terms that are equivalent to the Santa Anita Repayment Guaranty);

               (d) An initialled copy of the Pre-Closing Balance Sheet;

               (e) The opinion of counsel referenced in Paragraph 11.7; and

               (f) Such other documents effecting the purposes of this Agreement as counsel for Santa Anita may reasonably request.

          13.3 All documents to be delivered at the Closing shall be in form and substance reasonably satisfactory to counsel for the party to whom they are to be delivered.

          13.4 Santa Anita shall pay any and all transfer fees or recording costs which may be imposed (whether on Santa Anita, Hahn, the Partnership or TTCA) by a governmental agency as a result of the transfer of the Interest from Santa Anita to Hahn, the assignment to Hahn of the obligations owed by the Partnership to Santa Anita, and the withdrawal of Santa Anita as a partner in the Partnership (collectively, "TRANSFER FEES"). Santa Anita shall also pay the cost of an appropriate endorsement, if commercially available, on TTCA's policy of title insurance, dating down the policy to the Closing Date and reflecting Hahn's acquisition of the Interest (the "TITLE ENDORSEMENT"). Santa Anita's responsibility for payment of the Transfer Fees and the cost of the Title Endorsement may be discharged at Closing by a debit in the aggregate amounts thereof against the Purchase Price.

          14.  POST-CLOSING COVENANTS OF SANTA ANITA. Following the Closing,
               -------------------------------------
Santa Anita will:

          14.1 Make available upon request to representatives of Hahn for review and copying any and all books and records of the Partnership or Santa Anita pertaining to the Project, TTCA or the Partnership in Santa Anita's possession or control and not otherwise in the possession of Hahn or its affiliates.

          14.2 Pay to Hahn, if and when due, the Santa Anita Post-Closing
Payment.

          14.3 Subject to the full and faithful performance by Hahn of its obligations hereunder, and subject to the limitations set forth in Paragraph
14.6 below, defend, indemnify and hold Hahn harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or in connection with, Santa Anita's ownership or operation of the Interest prior to the Closing Date, including without limitation, any obligations to Bank under the Santa Anita Repayment Guaranty accruing prior to the Closing Date, provided that notice of such claims, etc. is provided in writing by Hahn to Santa Anita within one (1) year after the Closing.

          14.4 Defend, indemnify and hold Hahn harmless from and against the claims of any broker or any other person claiming a fee in connection with the purchase and sale of the Interest by reason of the alleged engagement by Santa Anita of such person or entity.

          14.5 Subject to the limitations set forth in Paragraph 14.6 below, defend, indemnify and hold Hahn harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' and consultants' fees, resulting from the breach by Santa Anita of its obligations hereunder, provided that any claims, etc. relating to a breach by Santa Anita of its representations and warranties under this Agreement may be brought only if Hahn has notified Santa Anita of such claimed breach within one
(1) year after the Closing.

          14.6 Notwithstanding the provisions of Paragraphs 14.3 and 14.5, above, no such claim may be brought for a breach of a representation, or warranty of Santa Anita to the extent that Hahn is aware of such breach prior to the Closing Date and nevertheless elects to complete the Closing. Further, no claim shall be brought under Paragraph 14.3 or Paragraph 14.5, except to the extent, and then only to the extent that (i) Hahn did not know of such matter prior to the Closing Date, and (ii) aggregate damages from all such claims by Hahn under such paragraphs exceed the sum of $100,000.

          15.  POST-CLOSING COVENANTS OF HAHN.  Following the Closing, Hahn
               ------------------------------
will:

          15.1 Make available upon request to representatives of Santa Anita, for review and copying, copies of any and all books and records of the Partnership for periods ending on or prior to the last day of the fiscal year in which the Closing Date occurs.

          15.2 Pay to Santa Anita, if and when due, the Hahn Post-Closing
Payment.

          15.3 Defend, indemnify and hold Santa Anita harmless from and against the claims of any broker or any other person claiming a fee in connection with the purchase and sale of the Interest by reason of the alleged engagement by Hahn of such person or entity.

          15.4 Subject to the full and faithful performance by Santa Anita of its obligations hereunder, defend, indemnify and hold Santa Anita harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' and consultants' fees, arising out of or in connection with operations of the Partnership, TTCA or the Project from and after the Closing Date, including, without limitation, any obligations to Bank under the Bank Loan Documents accruing after the Closing Date.

          15.5 Subject to the full and faithful performance by Santa Anita of its obligations hereunder, defend, indemnify and hold Santa Anita harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' and consultants' fees, arising out of or in connection with, the payment of principal, interest or other charges under the Bank Loan Documents, first coming due from and after the Closing Date, including without limitation, any liability under the Santa Anita Repayment Guaranty.

          15.6 Defend, indemnify and hold Santa Anita harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' and consultants' fees, resulting from the breach by Hahn of its obligations hereunder, provided that any claims, etc. relating to a breach by Hahn of its representations and warranties under this Agreement may be brought only if Santa Anita has notified Hahn of such claimed breach within one (1) year after the Closing.

          15.7 With the cooperation and at the expense of Santa Anita, cause to be filed as appropriate, notice of Santa Anita's withdrawal from the Partnership and cause to be paid (at Santa Anita's expense as set forth in Paragraph 13.4) any Transfer Fees in connection therewith.

          15.8 Notwithstanding the provisions of Paragraph 15.3 and 15.6, no such claim may be brought by Santa Anita for a breach of a representation or warranty by Hahn to the extent that Santa Anita is aware of such breach prior to the Closing Date, and nevertheless elects to complete the Closing.

          16.  NO BROKERS.  Each of Santa Anita and Hahn  represents to the
               ----------
other that it has not engaged the services of any broker, finder or similar person or entity in connection with this Agreement or the subject matter hereof, and each agrees to indemnify and hold the other harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses, including reasonable attorneys' and consultants' fees, arising out of or in connection with the assertion by any person, firm or entity that is entitled to a brokerage fee, finder's fee, commission or similar payment by reason of the actions of the indemnifying party.

          17.  COSTS AND EXPENSES.  Except as otherwise set forth herein with
               ------------------
respect to the covenants and agreements (including, without limitation, agreements to indemnify and hold harmless) by one party in favor of the other, and except for Santa Anita's payment of Transfer Fees and the cost of the Title Endorsement, each party shall be responsible for the payment of its own costs and expenses incurred in connection with the preparation and negotiation of this Agreement, including the fees and expenses of its counsel.

          18.  ATTORNEYS' FEES.  In the event action be commenced to enforce
               ---------------
this Agreement, the prevailing party shall be entitled to recover its costs of enforcement, including reasonable attorneys' fees.

          19.  GOVERNING LAW.  This Agreement shall be construed and governed by
               -------------
the laws of California applicable to contracts made and to be performed in that State.

          20.  CONSTRUCTION.  Each party to this Agreement has been represented
               ------------
by independent counsel of its own choosing, and this Agreement shall be construed fairly in accordance with its terms and not strictly construed as against either party or with regard to any presumption against the drafter.

          21.  COUNTERPARTS.  This Agreement may be executed in multiple
               ------------
counterparts, all of which together shall constitute a single agreement.

          22.  FURTHER ASSURANCES.  In connection with this Agreement, as well
               ------------------
as all transactions contemplated hereby, each party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out or perform all of the terms, reasons and conditions hereof, and all such transactions.

          23.  NOTICES.  Any notice or other communication with this Agreement
               -------
shall be in writing and shall be considered given when hand delivered, three (3) days after mailing by registered or certified mail, return receipt requested, one (1) day after pre-paid delivery to a reputable overnight courier, or upon delivery during normal business hours of a facsimile transmission, provided the same be followed by a mailing as set forth above, in each case to the respective party at the following address (or at such other address as such party may have previously specified by notice to the other party in accordance with the terms hereof):

          (a)  If to Santa Anita:

               Santa Anita Realty Enterprises, Inc.
               301 West Huntington Drive
               Suite 405
               Arcadia, California 91007
               Attention: Brian L. Fleming
               Facsimile No.: (818) 574-0634

with a copy to:

               Patricia Frobes, Esq.
               Jack B. Hicks III, Esq.
               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, California 90071-2899
               Facsimile No.: (213) 669-6407

          (b)  If to Hahn:

               TrizecHahn Centers, Inc.
               4350 La Jolla Village Drive
               Suite 400
               San Diego, California 92122-1233
               Attention:  Wendy M. Godoy

               Facsimile No.: (619) 546-3307

with copy to:

               Michael C. Pruter, Esq.
               Allen, Matkins, Leck, Gamble & Mallory LLP
               501 West Broadway
               Suite 900
               San Diego, California 92101
               Facsimile No.: (619) 233-1158

          24.  HEADINGS.  All headings are inserted only for convenience and
               --------
ease of reference, and are not to be considered in the construction or interpretation of any provision of this Agreement.

          25.  NO THIRD PARTIES.  The provisions of this Agreement are intended
               ----------------
to be for the sole benefit of the parties hereto, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.

          26.  EXCLUSIVE DEALING.  Pending the Closing Date and any extension
               -----------------
thereof, Santa Anita will not solicit, accept, negotiate or discuss with other prospective purchasers any potential sale of all or any portion of the Interest, the Project or TTCA's interest therein. The foregoing restriction shall not apply to Santa Anita's disclosures to and discussions with (i) Colony Capital, Inc. concerning the proposed business combination between Colony Capital, Inc. and Santa Anita, or (ii) Koll Company and Apollo Real Estate Advisors in connection with an offer made by such entities to invest in Santa Anita.

          27.  DEFINITIVE AGREEMENT.  This Agreement is intended to be and shall
               --------------------
be construed as a binding agreement between the parties, enforceable in accordance with its terms.

          28.  JOPPA ASSOCIATES; RESERVATION OF RIGHTS.  The Interest does not
               ---------------------------------------
include any interest of Santa Anita in Joppa or the Joppa Property, or any of Santa Anita's rights or obligations with respect thereto. Furthermore, (i) nothing in this Agreement shall be deemed or construed to amend, modify, limit, supersede or alter in any way the Partnership Agreement, the TTCA Partnership Agreement, or the respective rights, duties and obligations of the parties thereunder with respect to matters arising prior to the Closing Date, and (ii) notwithstanding anything to the contrary in this Agreement or in the documents delivered by Santa Anita and Hahn on the Closing Date, the Interest does not include, and Hahn and Santa Anita each hereby expressly reserves, all rights, claims and remedies (including, without limitation, claims for indemnity or contribution) that either party now has or hereafter may have under the Partnership Agreement and/or the TTCA Partnership Agreement, and/or with respect to their status as partners in the Partnership, for any matters relating to the Project, the Partnership or TTCA and arising prior to the Closing Date.

          29.  CONFIDENTIALITY.  Prior to the Closing, except as expressly
               ---------------
contemplated herein, neither party will, without the consent of the other, disclose this Agreement or the contents or subject matter hereof, except to the extent the same may be required by legal process or federal securities laws of which the party intending to disclose any such information shall have given the other party written notice immediately upon being advised any intended, attempted or actual service of such process or immediately upon considering whether and to what extent federal securities laws may require such disclosure, as the case may be.

          30.  SURVIVAL.  The indemnifications set forth in Paragraphs 14 and 15
               --------
shall survive the Closing.


          IN WITNESS WHEREOF, the undersigned have caused the execution of this Agreement as of the day and year first above written by their officers thereunto duly authorized.


SANTA ANITA REALTY ENTERPRISES, INC.,
a Delaware corporation


By: /s/ Brian L. Fleming
   -------------------------------------
     Its: Executive Vice President & CFO
         -------------------------------


TRIZECHAHN CENTERS, INC.,
a California corporation


By: /s/ Wendy M. Godoy
   -------------------------------------
     Its: Senior Vice President Finance
         -------------------------------



By: /s/ Douglas L. Hageman
   -------------------------------------
     Its: Senior Vice President and
          General Counsel
         -------------------------------

                                 ATTACHMENT A
                                      TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                     SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                           TRIZECHAHN CENTERS, INC.

                    EXAMPLE OF PURCHASE PRICE CALCULATIONS

                              TOWSON TOWN CENTER

                              EXAMPLE OF PURCHASE
                               PRICE CALCULATION

Purchase price                                                 5,000,000

working capital adjustment: TTC
based on 6-30-96 balance sheet:

cash                                       5,039,715
billed a/r                                   782,634
unbilled a/r                                 105,061
notes receivable                             159,543
other a/r                                     (2,416)
allowance for doubtful a/cs                 (478,647)
prepaids:
property taxes                                 5,621
prepaid int. and swap exp                    192,377
prepaid cam expense                          331,307

LESS:

interest, Ican fees + swap expense payable  (445,694)
A/P tenants                                 (124,511)
other accrued liabilities                 (1,203,038)
A/P Hahn                                       1,567
                                          ----------

subtotal - working capital                 4,363,509

less                                       3,227,000
                                          ----------
working capital adj- TTC                   1,136,509    32.50%   369,365
                                          ==========
working capital adjustment- TTC
based on 6-30-96 balance sheet:

cash                                         266,801

less                                         227,001
                                          ----------
working capital adj- HT                       39,800    50.00%    39,801
                                          ==========
                                                               ---------
TOTAL PURCHASE PRICE AS ADJUSTED                               5,409,166
                                                               =========

                                  ATTACHMENT B
                                       TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                      SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                            TRIZECHAHN CENTERS, INC.

                              BANK LOAN DOCUMENTS

1.   Building Loan Agreement, dated as of May 18, 1990.
     -----------------------

2.   Building Loan Note, dated as of May 18, 1990.
     ------------------

3.   Indemnity Deed of Trust and Security Agreement and Assignment of Leases and
     ---------------------------------------------------------------------------
     Rents, dated as of May 18, 1990.
     -----

4.   Interest Rate and Currency Exchange Agreement, dated as of June 5, 1990.
     ---------------------------------------------

5.   Secured Repayment Guaranty, dated as of May 18, 1990, executed by Towson
     --------------------------
     Town Center Associates for the benefit of The Mitsubishi Bank, Limited.

6.   Repayment Guaranty, dated as of May 18, 1990, executed by Ernest W. Hahn,
     ------------------
     Inc., for the benefit of The Mitsubishi Bank, Limited.

7.   Repayment Guaranty, dated as of May 18, 1990, executed by DeChiaro
     ------------------
     Associates for the benefit of The Mitsubishi Bank, Limited.

9.   Pledge Agreement, dated as of May 18, 1990.
     ----------------

10.  Completion Guaranty, dated as of May 18, 1990, executed by Santa Anita
     -------------------
     Realty Enterprises, Inc.

11.  Completion Guaranty, dated as of May 18, 1990, executed by Ernest W. Hahn,
     -------------------
     Inc.

12.  Environmental Guaranty, dated as of May 18, 1990, executed by Santa Anita
     ----------------------
     Realty Enterprises, Inc.

13.  Credit Facility and Reimbursement Agreement, dated as of May 18, 1990.
     -------------------------------------------

14.  Letter of Credit, dated as of __________________.
     ----------------

                                  ATTACHMENT C
                                       TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                      SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                            TRIZECHAHN CENTERS, INC.

                              HAZARDOUS SUBSTANCES


     1.   Environmental Law.  "Environmental Law" shall mean any applicable
          -----------------
federal, state, regional or local law, rule, regulation, code, ordinance, injunction, decree or order now in effect or from time to time adopted or amended, concerning protection of the environment or the regulation, control, remediation or reporting of pollution or other impairment to air, soil, water (including groundwater), public health and safety, occupational health and safety, or the generation, storage, treatment, disposal, transportation, handling, release, discharge or emission of any hazardous substance or other pollutant, contaminant or waste.

     2.   Hazardous Substance.  "Hazardous Substance" shall mean any substance
          -------------------
regulated by or subject to any Environmental Law, including without limitation, any substance defined as a "regulated substance," "hazardous substance," "hazardous waste," "extremely hazardous waste," "designated waste," "hazardous material," "toxic substance," "pollutant," "toxic pollutant" or "pesticide" or otherwise regulated by or subject to the Resource Conservation and Recovery Act,
                                         --------------------------------------
and the Comprehensive Environmental Response, Compensation and Liability Act.
        --------------------------------------------------------------------
Hazardous Substance shall mean petroleum, including crude oil or any fraction thereof, and any petroleum product, by-product, feedstock, waste or residue and shall include waste oil.

                                  ATTACHMENT D
                                       TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                      SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                            TRIZECHAHN CENTERS, INC.

                          DECHIARO ESTOPPEL STATEMENT


                                To be furnished.

                                  SCHEDULE 7.3
                                       TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                      SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                            TRIZECHAHN CENTERS, INC.


                                      None

                                  SCHEDULE 7.4
                                       TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                      SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                            TRIZECHAHN CENTERS, INC.


1. McLernon v. Towson Town Center Associates, filed August 6, 1996 as Case No., 03-C-96-007957 OT.

                                 SCHEDULE 7.13
                                       TO
                        MEMORANDUM OF AGREEMENT BETWEEN
                      SANTA ANITA REALTY ENTERPRISES, INC.
                                      AND
                            TRIZECHAHN CENTERS, INC.


                                     None.

                                THIRD AMENDMENT
                                      TO
                            MEMORANDUM OF AGREEMENT

     This THIRD AMENDMENT TO MEMORANDUM OF AGREEMENT ("Agreement"), is entered into effective as of April 4, 1997, by and between SANTA ANITA REALTY ENTERPRISES, INC. a Delaware corporation ("Santa Anita"), and TRIZECHAHN CENTERS INC. (formerly known as "Ernest W. Hahn, Inc."), a California corporation ("Hahn"), with respect to the following facts:

                               R E C I T A L S:
                               - - - - - - - -

     A. Santa Anita and Hahn entered into that certain Memorandum of Agreement dated January 27, 1997, as amended by that certain First Amendment to Memorandum of Agreement, dated March 12, 1997, and by that certain Second Amendment to Memorandum of Agreement, dated March 27, 1997 (collectively, the "Purchase Agreement"), concerning the purchase and sale of the "Interest" (as such term is defined in the Purchase Agreement). Terms used in this Amendment and not otherwise defined herein shall have the same meaning as set forth in the Purchase Agreement.

     B. The parties desire to amend the Purchase Agreement as hereinafter set forth.

                              A G R E E M E N T:
                              - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Due Diligence Review. Hahn has completed and hereby approves the results
        --------------------
        of its Due Diligence Review.

     2. Purchase Price. Sections 2, 3, 11.5, 12.5, 13.1(c), 13.2(d), 14.2, 15.2
        --------------
        and Attachment A of the Purchase Agreement are hereby deleted. The Purchase Price for the Interest shall be Three Million Nine Hundred Thousand and No/100 Dollars ($3,900,000.00). Santa Anita shall not receive any distributions or payments from the Partnership with respect to the Interest (it being understood that the Purchase Price has been adjusted partially to account for Santa Anita's share of the working capital of the Partnership); provided, however, that if the sale of the Interest to Hahn fails to close for any reason, this sentence shall be of no force or effect, and Santa Anita shall have all of its rights to receive such distributions and payments in the manner set forth in the Partnership Agreement.

      3. Closing. Santa Anita and Hahn agree to use their good faith efforts to
         -------
         cause the Closing Date to occur prior to April 30, 1997.

      4. Effect of Amendment. To the extent there is any inconsistency between
         -------------------
         the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall control. All references to the Purchase Agreement in this Amendment shall refer to the Purchase Agreement as amended by this Agreement.

      5. Counterparts. This Amendment may be executed in multiple counterparts,
         ------------
         each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first-above written.

      "Santa Anita"            SANTA ANITA REALTY ENTERPRISES, INC.
                               a Delaware corporation

                               By:           BRIAN L. FLEMING
                                      ----------------------------------------
                                      Name:    Brian L. Fleming
                                            ----------------------------------
                                      Title:   Executive Vice President & CFO
                                            ----------------------------------


      "Hahn" TRIZECHAHN CENTERS INC. (formerly known as "Ernest W. Hahn, Inc."), a California corporation

                               By:           WENDY M. GODOY
                                      ----------------------------------------
                                      Name:   Wendy M. Godoy
                                            ----------------------------------
                                      Title:  Senior Vice President, Finance
                                            ----------------------------------

                               By:           DOUGLAS L. HAGEMAN
                                      ----------------------------------------
                                      Name:  Douglas L. Hageman
                                            ----------------------------------
                                      Title:Senior Vice President and
                                            ----------------------------------
                                               General Counsel
                                            ----------------------------------